EXHIBIT 23.1

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS CONSENT

     We consent to the incorporation by reference in the Registration Statement of MindArrow Systems, Inc. on Form S-3 of our report dated November 2, 2001, included in the Company’s Annual Report on Form 10-K of MindArrow Systems, Inc. for the fiscal year ended September 30, 2001 and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

Grant Thornton LLP
Irvine, California
February 15, 2002